As filed with the Securities and Exchange Commission on September 15, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Trinity Industries, Inc.

Trinity Construction Materials, Inc.

Trinity Highway Products, LLC

Trinity Industries Leasing Company

Trinity Marine Products, Inc.

Trinity North American Freight Car, Inc.

Trinity Parts & Components, LLC

Trinity Rail Group, LLC

Trinity Structural Towers, Inc.

Trinity Tank Car, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	75-0225040
Delaware	74-2613970
Delaware	42-1642965
Delaware	75-1640393
Delaware	75-2655349
Delaware	75-2966210
Delaware	75-2966212
Delaware	74-3019443
Delaware	75-2868770
Delaware	75-2966213
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trinity Industries, Inc.

2525 N. Stemmons Freeway

Dallas, Texas 75207-2401

(214) 631-4420

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

S. Theis Rice, Esq.

Senior Vice President and Chief Legal Officer

Jared S. Richardson, Esq.

Vice President, Associate General Counsel and Secretary

2525 N. Stemmons Freeway

Dallas, Texas 75207-2401

(214) 631-4420

(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

W. Scott Wallace, Esq.

Jennifer T. Wisinski, Esq.

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective, as determined by the applicable Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee
Common stock; debt securities; guarantees of debt securities	(1)	(2)

(1)	An indeterminate amount of securities of each identified class as from time to time may be offered at indeterminate prices is being registered pursuant to this registration statement.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees for these securities.

PROSPECTUS

Trinity Industries, Inc.

Common Stock

Debt Securities

Guarantees of Debt Securities

We may offer and sell from time to time, in one or more series, our common stock or debt securities. One or more of our subsidiaries may guarantee our debt securities. Our debt securities may consist of debentures, notes, or other types of debt.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Investing in our securities involves risks. You should carefully consider the “Risk factors” referred to on page 2 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus or in any applicable prospectus supplement before investing in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “TRN.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 15, 2014.

About this prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you should not rely on that information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

You should not assume that the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement, any related free writing prospectus, or any other offering materials is accurate as of any date other than the date on the front of such document, regardless of the time of delivery of this prospectus, the accompanying prospectus supplement, any related free writing prospectus, or any sale of the notes. Our business, financial condition, results of operations, and prospects may have changed since those respective dates.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should read this prospectus, any prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Documents incorporated by reference into this prospectus.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where you can find more information.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

In this prospectus, “Trinity,” “we,” “us,” “our,” and the “Company” refer to Trinity Industries, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

Risk factors

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider the risks described in any applicable prospectus supplement and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC prior to the date of this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Forward-looking statements

Some statements contained in this prospectus (or otherwise made by us or on our behalf from time to time in other filings with the SEC incorporated herein by reference) contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not historical facts are forward-looking statements and involve risks and uncertainties. These forward-looking statements include expectations, beliefs, plans, objectives, future financial performance estimates, projections, goals, and forecasts. We use the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should” and similar expressions to identify these forward-looking statements. Potential factors that could cause our actual results of operations to differ materially from those in the forward-looking statements include, among others:

•	market conditions and demand for our business products and services;

•	the cyclical nature of industries in which we compete;

•	variations in weather in areas where our construction and energy products are sold, used, or installed;

•	naturally-occurring events and disasters causing disruption to our manufacturing, product deliveries, and production capacity, thereby giving rise to an increase in expenses, loss of revenue, and property losses;

•	the timing of introduction of new products;

•	the timing and delivery of customer orders or a breach of customer contracts;

•	the credit worthiness of customers and their access to capital;

•	product price changes;

•	changes in mix of products sold;

•	the extent of utilization of manufacturing capacity;

•	availability and costs of steel, component parts, supplies, and other raw materials;

•	competition and other competitive factors;

•	changing technologies;

•	surcharges and other fees added to fixed pricing agreements for steel, component parts, supplies, and other raw materials;

•	interest rates and capital costs;

•	counter-party risks for financial instruments;

•	long-term funding of our operations;

•	taxes;

•	the stability of the governments and political and business conditions in certain foreign countries, particularly Mexico;

•	changes in import and export quotas and regulations;

•	business conditions in emerging economies;

•	costs and results of litigation;

•	changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies; and

•	legal, regulatory, and environmental issues.

Any forward-looking statement speaks only as of the date on which such statement is made. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

The Company

Trinity Industries, Inc. is a diversified industrial company that owns a variety of market-leading businesses providing products and services to the energy, transportation, chemical, and construction sectors. We manufacture and sell a variety of products and services, principally including railcars and railcar parts, the leasing of railcars, inland barges, structural wind towers, highway products, aggregates, storage containers, and parts and steel components. We serve our customers through manufacturing facilities located in the United States and Mexico.

We serve our customers through the following five business groups:

•	our Rail Group, which is a leading manufacturer of freight and tank railcars in North America used for transporting a wide variety of liquids, gases, and dry cargo;

•	our Railcar Leasing and Management Services Group, which is a leading provider of comprehensive rail industry services in North America;

•	our Construction Products Group, which manufactures highway products as well as other steel products for infrastructure-related projects, mines and produces aggregates, and provides galvanizing services;

•	our Energy Equipment Group, which manufactures utility, traffic, and lighting structures, structural wind towers, storage containers, and tank heads for pressure and non-pressure vessels; and

•	our Inland Barge Group, which is a leading U.S. manufacturer of inland barges and fiberglass barge covers.

We are a Delaware corporation that was incorporated in 1933 and has been publicly traded since 1958. Our common stock is listed on the New York Stock Exchange under the symbol “TRN.” Our principal executive offices are located at 2525 N. Stemmons Freeway, Dallas, Texas 75207-2401, and our telephone number at that address is (214) 631-4420. Our website is located at www.trin.net. The information on our website is not part of this prospectus or any accompanying prospectus supplement.

Summary consolidated financial data

The following sets forth selected consolidated historical financial information for the periods and at the dates indicated. The selected historical financial data as of December 31, 2013, 2012, 2011, 2010 and 2009 and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus. The selected historical financial data as of June 30, 2014 and 2013 and for the six months ended June 30, 2014 and 2013 have been derived from our unaudited consolidated financial statements incorporated by reference into this prospectus. Results of operations for the six months ended June 30, 2014 and 2013 are not necessarily indicative of results that may be expected for any future periods.

Due to the adoption of Accounting Standards Codification 810-10, effective January 1, 2010, the Consolidated Balance Sheets as of June 30, 2014 and 2013, and December 31, 2013, 2012, 2011, and 2010, and the Consolidated Statements of Operations for the six months ended June 30, 2014 and 2013, and for the years ended December 31, 2013, 2012, 2011, and 2010, include the financial position and results of operations of TRIP Rail Holdings LLC and its subsidiaries. Prior periods were not restated.

The summary consolidated financial data should be read in conjunction with (i) our audited consolidated financial statements, including the notes thereto, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” found in our Annual Report on Form 10-K for the year ended December 31, 2013, or the 2013 Form 10-K, and (ii) our unaudited consolidated financial statements, including the notes thereto, and the section entitled “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” found in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, or the June 30 Form 10-Q.

On May 5, 2014, Trinity’s Board of Directors authorized a 2-for-1 stock split of its common shares in the form of a 100% stock dividend. The additional shares were distributed on June 19, 2014 to the stockholders of record at the close of business on June 5, 2014. All common share and per common share amounts in the summary consolidated financial data have been updated to reflect the stock split. All other items set forth in our audited consolidated financial statements contained in the 2013 Form 10-K or our unaudited consolidated financial statements contained in the June 30 Form 10-Q, each of which are incorporated by reference into this prospectus, remain unchanged.

	For the Six Months Ended June 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(in millions, except percent and per share data)
Statement of Operations Data:
Revenues	$2,945.8	$1,999.0	$4,365.3	$3,811.9	$2,938.3	$1,930.7	$2,162.9
Operating profit (loss)	693.3	342.9	772.9	574.8	426.8	294.2	(36.1	)(1)
Income (loss) from continuing operations	406.6	161.4	386.1	251.9	146.8	69.4	(140.8)
Gain on sale of discontinued operations, net of provision for income taxes of $-, $5.4, $5.4, $-, $-, $-, and $-	—	7.1	7.1	—	—	—	—
Income (loss) from discontinued operations, net of provision (benefit) for income taxes of $(0.2), $(0.8), $(0.8), $1.1, $(0.4), $3.6, and $2.0	(0.5)	(1.5)	(0.8)	1.8	(1.1)	6.0	3.1

Net income (loss)	$406.1	$167.0	$392.4	$253.7	$145.7	$75.4	$(137.7)

Net income (loss) attributable to Trinity Industries, Inc.	$390.6	$163.1	$375.5	$255.2	$142.2	$67.4	$(137.7)

Net income (loss) attributable to Trinity Industries, Inc. per common share:
Basic:
Continuing operations	$2.51	$0.99	$2.34	$1.59	$0.89	$0.39	$(0.93)
Discontinued operations	—	0.04	0.04	0.01	(0.01)	0.04	0.02

	$2.51	$1.03	$2.38	$1.60	$0.88	$0.43	$(0.91)

Diluted:
Continuing operations	$2.43	$0.99	$2.34	$1.58	$0.89	$0.39	$(0.93)
Discontinued operations	—	0.04	0.04	0.01	(0.01)	0.04	0.02

	$2.43	$1.03	$2.38	$1.59	$0.88	$0.43	$(0.91)

Weighted average number of shares outstanding:
Basic	150.5	154.0	152.8	154.7	154.9	153.7	152.9
Diluted	155.6	154.2	152.9	155.1	155.4	154.0	152.9
Dividends declared per common share	$0.175	$0.120	$0.270	$0.210	$0.175	$0.160	$0.160

Balance Sheet Data:
Total assets	$8,014.1	$6,900.7	$7,313.4	$6,669.9	$6,121.0	$5,760.0	$4,656.4
Debt — recourse	$424.5	$413.7	$419.0	$458.1	$455.0	$449.4	$645.5
Debt — non-recourse	$2,818.0	$2,470.5	$2,570.8	$2,596.9	$2,517.2	$2,457.4	$1,199.1
Stockholders’ equity	$3,168.6	$2,474.3	$2,749.1	$2,137.6	$1,948.3	$1,845.7	$1,806.3
Ratio of total debt to total capital	50.6%	53.8%	52.1%	58.8%	60.4%	61.2%	50.5%
Book value per share	$20.31	$15.75	$17.75	$13.52	$12.15	$11.57	$11.40

(1)	A goodwill impairment charge of $325.0 million was recorded in 2009 related to the Rail Group segment.

Ratio of earnings to fixed charges

The table below presents our historical ratios of earnings to fixed charges for each of the periods indicated:

	Six months ended June 30,	Year ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)	6.65x	3.78x	2.78x	2.16x	1.53x	—	(2)

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from adding (a) earnings (loss) from continuing operations before provision (benefit) for income taxes, plus (b) fixed charges. Fixed charges for these purposes include (a) interest expense, (b) portion of rental expense representative of interest, and (c) capitalized interest.
(2)	Earnings for the year ended December 31, 2009 included a $325 million goodwill impairment charge. Earnings were inadequate to cover fixed charges for the year ended December 31, 2009. The deficiency for this period was $151.9 million.

Use of proceeds

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

Description of capital stock

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the capital stock, you should refer to the provisions of our Certificate of Incorporation, as amended, our Bylaws, as amended, or the Bylaws, and the specimen common stock certificate, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, as well as the applicable provisions of the General Corporation Law of the State of Delaware, or the DGCL. In this discussion, the terms “Trinity,” “we,” “us” and “our” refer only to Trinity Industries, Inc. and not to any of its subsidiaries.

Description of capital stock

Our authorized capital stock consists of (i) 200,000,000 shares of common stock, par value $1.00 per share, of which 156,060,454 were issued and outstanding as of July 15, 2014, and (ii) 1,500,000 shares of preferred stock, no par value per share, none of which were issued and outstanding as of July 15, 2014.

Common stock

Subject to any special voting rights of any preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our stockholders, including election of our board of directors. Except as otherwise provided by law, at elections of directors at an annual or special meeting of stockholders at which a quorum is present, a director shall be elected by the vote of the majority of the votes cast with respect to that director’s election; provided, if the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, then each director shall be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by law or the certificate of incorporation, any other action at an annual or special meeting of stockholders at which a quorum is present shall be authorized by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. No share of common stock affords any cumulative voting or preemptive rights. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our board of directors, after payment of any dividends on any outstanding preferred stock and subject to limitations for dividends contained in certain of Trinity’s outstanding debt instruments.

Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All issued and outstanding shares of common stock are fully paid and non-assessable and are not subject to redemption or conversion and have no conversion rights.

The transfer agent for our common stock is American Stock Transfer & Trust Company in Brooklyn, New York.

On May 5, 2014, Trinity’s Board of Directors authorized a 2-for-1 stock split on its common shares. The stock split was issued in the form of a 100% stock dividend. The additional shares were distributed on June 19, 2014 to the stockholders of record at the close of business on June 5, 2014.

Preferred stock

At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of our common stock, adopt resolutions to issue preferred stock in one or more series and establish or change the rights of the holders of any series of preferred stock.

The rights of any series of preferred stock may include:

•	voting rights;

•	liquidation preferences;

•	dividend rights;

•	redemption rights;

•	conversion or exchange rights; and

•	sinking funds.

The issuance of such preferred stock could, among other things:

•	adversely affect the voting, dividend, and liquidation rights with respect to the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Any of these actions, plus those which follow in the remainder of this “Description of capital stock” section, could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over its then market price.

Certain anti-takeover provisions

Our Bylaws provide that:

•	vacancies in our board of directors are filled by the vote of a majority of the directors then in office;

•	special meetings of our stockholders may only be called by our chief executive officer or by the board of directors pursuant to a resolution adopted by a majority of our board of directors; and

•	advance notice of stockholder nominations for the elections of directors must be given in the manner provided by the Bylaws.

Delaware anti-takeover law

Section 203 of the DGCL prohibits certain business combination transactions between a Delaware corporation and any “interested stockholder” owning 15% or more of the corporation’s outstanding voting stock for a period of three years after the date on which the stockholder became an interested stockholder, unless:

•	the board of directors approves, prior to the date, either the proposed business combination or the proposed acquisition of stock which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owned at least 85% of the shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

•	on or subsequent to the date on which the stockholder became an interested stockholder, the business combination with the interested stockholder is approved by the board of directors and also approved at a stockholders’ meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation’s voting stock other than shares held by the interested stockholder.

Under Delaware law, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.

The noted merger moratorium statute and the noted required supermajority stockholder vote and the other matters described above may make it more difficult to change the composition of our board of directors and may discourage or make difficult any attempt by a person or group to obtain control of Trinity.

Description of debt securities and guarantees

This section summarizes the general terms of the debt securities and the guarantees that we may offer. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities and the related guarantees, which may be in addition to or different from the general terms summarized in this section. Debt securities offered pursuant to this prospectus will be issued under an indenture to be entered into between us and the trustee. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, or the TIA. A form of indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture, as supplemented from time to time, for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where you can find more information.” In this discussion, the terms “Trinity,” “we,” “us” and “our” refer only to Trinity Industries, Inc. and not to any of its subsidiaries.

The indenture does not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series, with the same or different terms and up to an aggregate principal amount as we may authorize from time to time, as described in a prospectus supplement.

The debt securities may have the benefit of guarantees, which we refer to as a guarantee, by one or more of our subsidiaries. We refer to our subsidiaries that provide a guarantee as a “guarantor.” Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If a guarantor issues guarantees, the guarantees will be the general, unsecured obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent general, unsecured obligations of Trinity and will rank equally with all of our other unsecured indebtedness. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness.

The debt securities will effectively rank junior to all liabilities of our subsidiaries that do not guarantee the debt securities (excluding any amounts owed by such subsidiaries to the Company or any guarantor). Claims of creditors of our subsidiaries that do not guarantee the debt securities generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

You should read the particular terms of the debt securities, which will be described in more detail in the prospectus supplement.

The following summary of our debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the indenture and any form of certificates evidencing the debt securities.

General

In the discussion that follows, we summarize certain provisions of the indenture and describe the general terms that will apply to any debt securities and guarantees that may be offered by us pursuant to this prospectus. This discussion is not complete, and is qualified by reference to all the provisions of the indenture, including definitions of terms used in the indenture. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the offered debt securities and related guarantees and the extent to which the general terms described in this section apply to such debt securities and guarantees.

The prospectus supplement relating to any series of debt securities will describe the specific terms of the debt securities offered thereby, including some or all of the following, as applicable:

•	the title of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series but which may be part of a series of debt securities previously issued);

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

•	the denominations in which the debt securities of the series will be issuable if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);

•	whether the debt securities of the series will be issuable as global securities, the terms and conditions, if any, upon which such global securities may be exchanged in whole or in part for debt securities of such series in definitive certificates registered in the names of the individual holders thereof, the depositary for such global securities, and the form of any legend or legends to be borne by any such global securities in addition to or in lieu of the legend set forth in the indenture;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	(i) the rate or rates, if any, at which the debt securities of the series will bear interest (which may be fixed or variable); (ii) the manner in which the amounts of payment of principal (including amount payable in excess thereof) or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to any commodity or commodity, currency, stock exchange or financial index; (iii) the date or dates from which interest, if any, will accrue; (iv) the date or dates on which interest, if any, of the debt securities of the series will commence and be payable; and (v) any regular or special record date for the payment of interest, if any, on the debt securities of the series;

•	(i) if other than in U.S. dollars, the currency in which debt securities of a series are denominated, which may include any foreign currency or any composite of two or more currencies; and (ii) the currency or currencies in which payments on such debt securities are payable, if other than the currency in which such debt securities are denominated;

•	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

•	any depositories, interest rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the indenture;

•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, purchased or repaid, in whole or in part, at our option;

•	our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof upon the happening of any event and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration of the maturity thereof pursuant to the indenture;

•	any addition to or change in the covenants (and related defined terms) set forth in the indenture that applies to debt securities of the series;

•	any addition to or change in the events of default that applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•	the provisions relating to any security provided for the debt securities of the series;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture;

•	whether and the extent that debt securities will be guaranteed by the guarantors, the ranking of any such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

•	the form and terms of any guarantee of the debt securities of the series and the subordination, if any, of such guarantees pursuant to the indenture;

•	if and as applicable, the terms and conditions of any right to exchange for or convert debt securities of the series into shares of our common stock or other securities or another person; and

•	any other terms of the debt securities of the series.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the debt securities to be described in the applicable prospectus supplement.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities. As a result, a series of debt securities may not have any guarantors, and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, we will describe the particular terms of the guarantees of each such series in a prospectus supplement relating to that series, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the indenture.

The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

Unless otherwise specified in the applicable prospectus supplement, a guarantor’s guarantee will represent general, unsecured obligations of such guarantor and will rank equally with all other unsecured indebtedness of such guarantor. A guarantor’s unsecured guarantee will be effectively subordinated to, and thus have a junior position to, any secured indebtedness a guarantor may have with respect to the assets securing that indebtedness.

The guarantee of a guarantor will effectively rank junior to all liabilities of such guarantor’s subsidiaries that are not also guarantors (excluding any amounts owed by such subsidiaries to the guarantor). Claims of creditors of non-guarantor subsidiaries of a guarantor generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of such guarantor, including holders of any debt securities.

Accordingly, any guarantee will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

If a guarantee were rendered void or voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable guarantor, and, depending on the amount of such indebtedness, a guarantor’s liability on its guarantee could be reduced to zero.

The guarantee of a guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of the debt securities, and no further action by us, any guarantor or the trustee shall be required for such release (unless we shall notify the trustee that no release and discharge shall occur as a result thereof) upon:

•	the sale or other disposition (including by way of consolidation or merger) of such guarantor to a person or entity other than us or any of our subsidiaries in a transaction or series of transactions not prohibited by the indenture;

•	the sale or other disposition of all or substantially all of the assets of such guarantor to a person or entity other than us or any of our subsidiaries in a transaction or series of transactions not prohibited by the indenture;

•	our exercise of our legal defeasance or covenant defeasance options under the indenture or the satisfaction and discharge of our obligations under the indenture in accordance with the terms of the indenture; or

•	such guarantor no longer being a guarantor under our primary bank credit facility, including by reason of the termination of our primary bank credit facility.

At any time after the issuance of the debt securities, including following any release of a guarantor from its guarantee, we will cause any of our subsidiaries that is a guarantor under our primary bank credit facility to execute and deliver to the trustee a supplemental indenture pursuant to which such subsidiary will guarantee payment of the notes on the same terms and conditions as those set forth in the indenture. Thereafter, such subsidiary shall be a guarantor for all purposes of the notes unless and until such guarantee is released in accordance with the provisions of the indenture.

Payment and paying agents

We will pay interest to holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if such holders no longer own the debt security on the interest due date. We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. Payments in any other manner will be specified in the prospectus supplement.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We will notify the trustee of changes in the paying agents for any particular series of debt securities.

Merger, consolidation or sale of assets

Unless otherwise specified in the applicable prospectus supplement, neither we nor any guarantor will: (a) consolidate or merge with or into another person or (b) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another person, unless:

•

either: (i) we or such guarantor, as the case may be, are the surviving entity; or (ii) the person formed by or surviving any such consolidation or merger (if other than us or such guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•	the person formed by or surviving any such consolidation or merger (if other than us or such guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all of our obligations or the obligations of such guarantor, as the case may be, under the debt securities and the indenture pursuant to a supplemental indenture or other agreements delivered to the trustee;

•	immediately after such transaction, no default or event of default exists (other than in the case of: (i) our merger, or the merger of such guarantor, as the case may be, with an affiliate solely for the purpose of reincorporating in another jurisdiction; or (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us, the guarantors and our subsidiaries); and

•	we or such guarantor, as the case may be, shall have delivered, or cause to be delivered, to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, transfer, conveyance, lease or other disposition complies with the requirements of the Indenture.

Notwithstanding the foregoing, such provisions with respect to limitations on consolidation, merger, conveyance or transfer on certain terms shall not apply to any guarantor if at such time such guarantor’s guarantee has been released in accordance with the terms of the indenture.

Modification of the indenture

Unless otherwise specified in the applicable prospectus supplement, we and the trustee may amend or supplement the indenture or the debt securities of a series without the consent of any holder of debt securities:

•	to cure any ambiguity, defect or inconsistency, provided that no such action shall materially and adversely affect the interests of the holders;

•	to comply with the indenture’s provisions regarding merger, consolidation or sale of assets;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for unregistered debt securities;

•	to make any change that does not materially and adversely affect the rights of any holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

•	to establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted by the indenture;

•	to add covenants for the benefit of the holders, to surrender any of our rights or the rights of any guarantor or to add circumstances under which we will pay additional interest on the debt securities;

•	to add any additional events of default;

•	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there are no outstanding debt securities created prior to the execution of such amendment or supplemental indenture that are adversely affected in any material respect by such change in or elimination of such provision;

•	to secure our obligations under the debt securities and the indenture;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as may be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; or

•	to add any additional guarantors.

Unless otherwise specified in the applicable prospectus supplement, we and the trustee may, with the consent of the holders of a majority in aggregate principal amount of the debt securities of a series, voting as a single class, amend or supplement the indenture or the debt securities of a series or the rights of the holders of the debt securities of such series. Unless otherwise indicated for a particular series of debt securities by the applicable prospectus supplement establishing such series, without the consent of the holder of each security affected (whether in the aggregate holding a majority in principal amount of debt securities of such series or not), no amendment, supplemental indenture or waiver may be made that, as to any non-consenting holders:

•	reduces the percentage of principal amount of outstanding securities whose holders must consent to an amendment, supplemental indenture or waiver;

•	reduces the rate of interest on any debt security or changes the index or reduces the spread applicable to any floating rate securities;

•	reduces the principal amount of or premium, if any, on the securities or changes the stated maturity of any of the securities;

•	changes the place, manner or currency of payment of principal of, or premium, if any, or interest on the securities;

•	makes any change in the provisions of the indenture relating to seniority or subordination of any security that adversely affects the rights of any holder under such provisions;

•	reduces the principal amount of discount securities payable upon acceleration of the maturity thereof;

•	waives a default or event of default in the payment of the principal of or premium, if any, or interest on the securities (except a rescission of the declaration of acceleration of the securities of any series by the holders of a majority in principal amount of the outstanding securities of such series and a waiver of the payment default resulting from such declaration that has been rescinded);

•	makes any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of securities to receive payments of principal of or premium, if any, or interest on the securities or the right to institute suit for the enforcement of any such payments;

•	waives a payment with respect to any securities payable on redemption at our option or repurchase at the option of the holder thereof or changes any of the provisions with respect to the redemption or repurchase of any securities; or

•	makes any change in the amendment and waiver provisions of the indenture requiring the consent of the holder of each security affected thereby.

Events of default and remedies

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that events of default regarding the debt securities of any series will be:

•	default for 30 days in the payment when due of interest on debt securities of that series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of that series;

•	failure by us to comply with any non-payment covenant in the indenture (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) and such failure continues for the period and after the trustee notifies us, or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding voting as a single class notify us and the trustee, of such default and we do not cure such default or such default is not waived within 90 days after the receipt of such notice;

•	if any guarantee of such notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or such guarantor denies or disaffirms their obligations of such notes under the guarantee;

•	certain events of bankruptcy or insolvency described in the indenture with respect to us or any of our guarantors; and

•	any other event of default provided with respect to debt securities of that series, which is specified in the applicable prospectus supplement.

If an event of default (other than pursuant to the bankruptcy or insolvency provisions of the indenture with respect to us) regarding debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount (or, if such securities are discount securities, such portion of the principal amount as specified in the applicable prospectus supplement) of the then outstanding debt securities of such series may declare each debt security of that series due and payable immediately without further action or notice. If a bankruptcy or insolvency event occurs with respect to us, the debt securities of such series will immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any acceleration and its consequences (other than with respect to an event of default pursuant to the bankruptcy or insolvency provisions of the indenture with respect to us) if (1) the rescission would not conflict with any judgment or decree, (2) we have paid or deposited with the trustee a sum sufficient to pay in the currency in which the debt securities of that series are payable (A) all overdue interest, if any, on all outstanding debt securities of that series, (B) all unpaid principal of and premium, if any, any outstanding debt securities of that series which has become due otherwise than by such a declaration of acceleration, and interest on such unpaid principal or premium at the rate or rates prescribed therefor in such notes or, if no such rate or rates are so prescribed, at the rate borne by the debt securities during the period of such default, and (C) to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to that date of such payment or deposit at the rate or rates prescribed therefor in such debt securities, or, if no such rate or rates are so prescribed, at the rate borne by the debt securities during the period of such default and (3) all existing events of default (other than for nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the indenture. The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series also will be entitled to waive past defaults regarding such debt securities, except for a default in payment of principal of or premium, if any, or interest on such debt securities or in respect of a covenant or provision that cannot be modified or amended hereunder without the consent of the holder of each such debt security. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action unless one or more of the holders shall have offered to the trustee indemnity or security satisfactory to it. Prior to taking such actions, the trustee may refuse to take any action ordered by the holders if such action conflicts with law or the indenture, is unduly prejudicial to the rights of other holders or would involve the trustee in personal liability.

If the trustee collects any money in connection with an event of default regarding the debt securities of any series, the trustee may use any sums that it holds under the applicable indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee security or indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Legal defeasance and covenant defeasance

Unless otherwise specified in the applicable prospectus supplement, we may at any time elect to have all of our obligations and certain other provisions discharged with respect to the outstanding debt securities, or Legal Defeasance, except for the rights of holders of outstanding debt securities to receive payments in respect of the principal of or premium, if any, or interest on, such debt securities when such payments are due from the trust referred to below, certain other of our obligations and certain other rights of the trustee under the indenture.

In addition, we may at any time elect to have our obligations released with respect to certain covenants and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities, or Covenant Defeasance. In the event Covenant Defeasance occurs, certain events described under “—Events of default and remedies” (not including non-payment) will no longer constitute an event of default with respect to the debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance in respect of any series of debt securities, in addition to the satisfaction of other conditions, we must irrevocably deposit with the trustee for the benefit of the holders of such debt securities to be defeased money in amounts as will be sufficient to pay the principal of and premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be. In addition, we must deliver to the trustee an opinion of counsel and officer’s certificate in connection with such defeasance, and we may not exercise such defeasance if certain defaults or events of default with respect to debt securities of such series have occurred and are continuing on the date of such deposit or if such defeasance would result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound.

Satisfaction and discharge

Unless otherwise specified in the applicable prospectus supplement, the indenture will be discharged and will cease to be of further effect with respect to the debt securities of a particular series, when:

•	either:

¡	all debt securities of such series that have been authenticated and, except for lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us, have been delivered to the trustee for cancellation; or

¡	all debt securities of such series that have not been delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable in accordance with the terms of such debt securities, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense;

and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such series of debt securities not delivered to the trustee for cancellation (in the case of debt securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be:

•	we have paid or caused to be paid all other sums payable by us under the indenture in respect of the debt securities of such series; and

•	we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Subordination

If specified in the applicable prospectus supplement, the debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors and any preferred equity holders of such subsidiaries.

Conversion and exchange rights

If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for common stock or other securities of us or another entity. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Reporting

Unless otherwise specified in the applicable prospectus supplement, the indenture will require us to provide the trustee with a copy of the reports, information and documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after we file the same with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants under the indenture. We will also comply with Section 314(a) of the TIA.

Further issues

Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, we may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of ranking equally with the debt securities of any series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with, and have the same terms as to status or otherwise as, such previously issued debt securities, provided that, if any additional notes subsequently issued are not fungible for U.S. federal income tax purposes with any notes previously issued, such additional notes shall be issued under a separate CUSIP, ISIN and/or any other identifying number, but shall otherwise be treated as a single class with all other notes issued under the indenture.

Form, exchange, registration and transfer

The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form or definitive certificates registered in the name of the holders thereof. Procedures relating to global securities are described below under “Book-entry procedures and settlement.”

Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Book-entry procedures and settlement

The debt securities initially will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company, or DTC, or its nominee. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the indenture. We and the trustee, and any of our respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the indenture.

Concerning the trustee

If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us and our affiliates in the ordinary course of business. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

Governing law

The debt securities and the indenture will be governed by, and construed in accordance, with the laws of the State of New York without regard to conflicts of laws principles thereof.

Plan of distribution

We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an “underwriter,” as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be “underwriters” within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

Legal matters

Unless we state otherwise in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of Trinity Industries, Inc. appearing in Trinity Industries, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Trinity Industries, Inc.’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young

LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.trin.net. Our website is not a part of this prospectus. You may also read and copy any document we file with the SEC at its public reference room, at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Documents incorporated by reference into this prospectus

We are incorporating by reference in this prospectus the documents we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC may automatically update and supersede this information.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents until the termination of this offering, except that any such reports or portions thereof which are furnished and not filed shall not be deemed incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 20, 2014;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on April 30, 2014;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed with the SEC on July 30, 2014;

•	our Current Reports on Form 8-K filed with the SEC on March 6, 2014, March 26, 2014, April 1, 2014, May 6, 2014, June 30, 2014, July 3, 2014, August 18, 2014, and September 12, 2014; and

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2014.

In addition, we incorporate by reference into this prospectus all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before the offering is terminated.

We will provide, upon written or oral request, to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost by writing to us at the following mailing address or telephoning us at the following number:

Trinity Industries, Inc.

Attn: S. Theis Rice

2525 N. Stemmons Freeway

Dallas, Texas 75207-2401

(214) 631-4420

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

SEC Registration Fee	$	*
Printing		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Trustee Fees and Expenses		**
Rating Agency Fees and Expenses		**
Miscellaneous		**

Total	$	**

*	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees for these securities.

**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

ITEM 15. Indemnification of Directors and Officers.

Delaware Corporate Registrants

Trinity Industries, Inc. (the “Company”), Trinity Construction Materials, Inc., formerly Transit Mix Concrete & Materials Co. (“TCM”), Trinity Industries Leasing Company (“TILC”), Trinity Marine Products, Inc., formerly Trinity V, Inc. (“TMP”), Trinity North American Freight Car, Inc., formerly Thrall Trinity Freight Car, Inc. and Trinity North American Rail Car, Inc. (“TNAFC”), Trinity Structural Towers, Inc. (“TST”) and Trinity Tank Car, Inc. (“TTC” and, collectively with the Company, TCM, TILC, TMP, TNAFC and TST, the “Delaware Corporate Registrants”) are corporations incorporated under the laws of the state of Delaware. Section 145(a) of the Delaware General Corporation Law (the “DGCL”), among other things, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Further, Section 145(c) of the DGCL provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. Each Delaware Corporate Registrant’s Bylaws contains provisions regarding the indemnification of their respective directors and officers. Article VI of the Company’s Bylaws and Article VIII of the Bylaws of TCM, TILC, TMP, TNAFC, TST and TTC provide for the indemnification of their respective officers and directors to substantially the same extent permitted by the DGCL.

The indemnification described above (unless ordered by a court) shall be paid by the Delaware Corporate Registrants unless a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth above. This determination must be made:

¡	by the board of directors of the Delaware Corporate Registrant by a majority vote of a quorum consisting of directors who were not parties to such Proceeding;

¡	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

¡	by the Delaware Corporate Registrant’s stockholders.

Article VI of the Company’s Bylaws and Article VIII of the Bylaws of TCM, TILC, TMP, TNAFC, TST and TTC provide that costs, charges and expenses (including attorneys’ fees) incurred by a person seeking indemnification under Article VI of the Company’s Bylaws and Article VIII of the Bylaws of TCM, TILC, TMP, TNAFC, TST and TTC in defending a Proceeding shall be paid by the respective Delaware Corporate Registrant in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the respective Delaware Corporate Registrant. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Delaware Corporate Registrant’s board of directors deems appropriate. The board of directors of the Delaware Corporate Registrants may, upon approval of such director, officer, employee or agent of a Delaware Corporate Registrant, authorize counsel for the respective Delaware Corporate Registrant to represent such person in any Proceeding, whether or not the Delaware Corporate Registrant is a party to such Proceeding.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any:

¡	breach of the director’s duty of loyalty to the corporation or its stockholders;

¡	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

¡	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

¡	transactions from which the director derived an improper personal benefit.

The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director’s fiduciary duty of care.

The certificate of incorporation of each of the Delaware Corporate Registrants, other than TNAFC and TTC, contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

The Company entered into indemnity agreements with some of our directors and officers that establish contract rights to indemnification substantially similar to the rights to indemnification provided for in the Company’s Bylaws.

Delaware LLC Registrants

Trinity Highway Products, LLC, formerly Trinity Highway Safety Products, Inc., Trinity Parts & Components, LLC, formerly Trinity Rail Components & Repair, Inc., and Trinity Rail Group, LLC (collectively, the “Delaware LLC Registrants”) are limited liability companies formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the “Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of the Delaware LLC Registrants provide that each of the respective Delaware LLC Registrants will indemnify any person who serves as a Manager of such Delaware LLC Registrant from liabilities arising out of any management of the Delaware LLC Registrant’s affairs, but excluding liabilities caused by the gross negligence or willful misconduct of the Manager, subject to all limitations and requirements imposed by the Act.

ITEM 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

1.1*	Underwriting Agreement.

2.1#	Purchase Agreement, dated as of June 26, 2014, by and among McKinley 2014 Acquisition LLC, Thomas & Betts Corporation and Thomas & Betts International, LLC.	8-K	001-06903	2.1	June 30, 2014

4.1	Form of Indenture, to be entered into between Trinity Industries, Inc. and Wells Fargo, National Association, as trustee.					X

4.2	Certificate of Incorporation of Trinity Industries, Inc., as amended May 23, 2007.	10-K	001-06903	3.1	February 21, 2013

4.3	Bylaws of Trinity Industries, Inc., as amended September 10, 2014.	8-K	001-06903	99.2	September 12, 2014

4.4	Certificate of Incorporation of Trinity Construction Materials, Inc. (formerly Transit Mix Concrete Company and Transit Mix Concrete & Materials Company), as amended April 23, 2013.					X

4.5	Bylaws of Trinity Construction Materials, Inc. (formerly Transit Mix Concrete Company and Transit Mix Concrete & Materials Company), as amended November 15, 2001.					X

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

4.6	Certificate of Incorporation of Trinity Industries Leasing Company, dated as of December 22, 1987.	S-4	333-117526	3.5	July 21, 2004

4.7	Bylaws of Trinity Industries Leasing Company, as amended November 15, 2001.	S-4	333-117526	3.6	July 21, 2004

4.8	Certificate of Incorporation of Trinity Marine Products, Inc. (formerly, Trinity V, Inc.), as amended August 19, 1996.	S-4	333-117526	3.7	July 21, 2004

4.9	Bylaws of Trinity Marine Products, Inc. (formerly Trinity V, Inc.), as amended November 15, 2001.	S-4	333-117526	3.8	July 21, 2004

4.10	Certificate of Formation of Trinity Rail Group, LLC, dated as of December 26, 2001.	S-4	333-117526	3.9	July 21, 2004

4.11	Limited Liability Company Agreement of Trinity Rail Group, LLC, dated as of December 28, 2001.	S-4	333-117526	3.10	July 21, 2004

4.12	Certificate of Incorporation of Trinity Tank Car, Inc., dated as of October 25, 2001.	S-4	333-117526	3.13	July 21, 2004

4.13	Bylaws of Trinity Tank Car, Inc., dated as of May 14, 2004.					X

4.14	Certificate of Formation of Trinity Parts & Components, LLC (formerly Trinity Rail Components & Repair, Inc.), as amended December 20, 2006.					X

4.15	Limited Liability Company Agreement of Trinity Parts & Components, LLC (formerly Trinity Rail Components & Repair, Inc.), dated as of December 31, 2006.					X

4.16	Certificate of Incorporation of Trinity North American Freight Car, Inc. (formerly Thrall Trinity Freight Car, Inc. and Trinity North American Rail Car, Inc.), as amended December 20, 2006.					X

4.17	Bylaws of Trinity North American Freight Car, Inc. (formerly Thrall Trinity Freight Car, Inc. and Trinity North American Rail Car, Inc.), as amended January 28, 2008.					X

4.18	Certificate of Incorporation of Trinity Structural Towers, Inc., dated as of March 17, 2000.					X

4.19	Bylaws of Trinity Structural Towers, Inc., dated as of May 14, 2004.					X

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

4.20	Certificate of Formation of Trinity Highway Products, LLC (formerly Trinity Highway Safety Products, Inc.), as amended December 1, 2006.					X

4.21	Limited Liability Company Agreement of Trinity Highway Products, LLC (formerly Trinity Highway Safety Products, Inc.), dated as of November 16, 2006.					X

4.22	Specimen Common Stock Certificate of Trinity Industries, Inc.	S-8	333-159552	4.1	May 28, 2009

5.1	Opinion of Haynes and Boone, LLP					X

12.1	Computation of Ratio of Earnings to Fixed Charges.					X

23.1	Consent of Ernst & Young LLP.					X

23.2	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature pages hereto)					X

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for the Senior Notes due 2024.					X

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.
#	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Trinity Industries, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

ITEM 17. Undertakings

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on the 15th day of September, 2014.

TRINITY INDUSTRIES, INC.

By:	/s/ Timothy R. Wallace
Timothy R. Wallace Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mary E. Henderson, James E. Perry, S. Theis Rice, and Jared S. Richardson, severally, each with full power to act alone and without the others, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy R. Wallace Timothy R. Wallace	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)	September 15, 2014

/s/ James E. Perry James E. Perry	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 15, 2014

/s/ Mary E. Henderson Mary E. Henderson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 15, 2014

/s/ John L. Adams John L. Adams	Director	September 15, 2014

/s/ Rhys J. Best Rhys J. Best	Director	September 15, 2014

/s/ David W. Biegler David W. Biegler	Director	September 15, 2014

Signature	Title	Date

/s/ Antonio Carrillo Antonio Carrillo	Director	September 15, 2014

/s/ Leldon E. Echols Leldon E. Echols	Director	September 15, 2014

/s/ Ronald J. Gafford Ronald J. Gafford	Director	September 15, 2014

/s/ Adrián Lajous Adrián Lajous	Director	September 15, 2014

/s/ Charles W. Matthews Charles W. Matthews	Director	September 15, 2014

/s/ Douglas L. Rock Douglas L. Rock	Director	September 15, 2014

/s/ Dunia A. Shive Dunia A. Shive	Director	September 15, 2014

Pursuant to the requirements of the Securities Act of 1933 the undersigned co-Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on the 15th day of September, 2014.

TRINITY INDUSTRIES LEASING COMPANY

By:	/s/ D. Stephen Menzies
D. Stephen Menzies President

TRINITY NORTH AMERICAN FREIGHT CAR, INC. TRINITY RAIL GROUP, LLC TRINITY TANK CAR, INC.

By:	/s/ D. Stephen Menzies
D. Stephen Menzies Chairman

TRINITY CONSTRUCTION MATERIALS, INC. TRINITY MARINE PRODUCTS, INC. TRINITY PARTS & COMPONENTS, LLC TRINITY STRUCTURAL TOWERS, INC.

By:	/s/ William A. McWhirter
William A. McWhirter Chairman

TRINITY INDUSTRIES HIGHWAY PRODUCTS, LLC

By:	/s/ Gregory B. Mitchell
Gregory B. Mitchell President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mary E. Henderson, James E. Perry, S. Theis Rice, and Jared S. Richardson, severally, each with full power to act alone and without the others, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy R. Wallace Timothy R. Wallace

Director, Trinity Construction Materials, Inc.

Manager, Trinity Highway Products, LLC

Director, Trinity Industries Leasing Company

Director, Trinity Marine Products, Inc.

Director, Trinity North American Freight Car, Inc.

Manager, Trinity Parts & Components, LLC

Manager, Trinity Rail Group, LLC

Director, Trinity Structural Towers, Inc.

Director, Trinity Tank Car, Inc.

September 15, 2014

/s/ James E. Perry James E. Perry

Director, Trinity Construction Materials, Inc.

Manager, Trinity Highway Products, LLC

Director, Trinity Industries Leasing Company

Director, Trinity Marine Products, Inc.

Director, Trinity North American Freight Car, Inc.

Manager, Trinity Parts & Components, LLC

Manager, Trinity Rail Group, LLC

Director, Trinity Structural Towers, Inc.

Director, Trinity Tank Car, Inc.

September 15, 2014

/s/ S. Theis Rice S. Theis Rice

Director, Trinity Construction Materials, Inc.

Manager, Trinity Highway Products, LLC

Director, Trinity Industries Leasing Company

Director, Trinity Marine Products, Inc.

Director, Trinity North American Freight Car, Inc.

Manager, Trinity Parts & Components, LLC

Manager, Trinity Rail Group, LLC

Director, Trinity Structural Towers, Inc.

Director, Trinity Tank Car, Inc.

September 15, 2014

/s/ D. Stephen Menzies D. Stephen Menzies

President (Principal Executive Officer), Trinity Industries Leasing Company

Chairman (Principal Executive Officer), Trinity North American Freight Car, Inc.

Chairman (Principal Executive Officer), Trinity Rail Group, LLC

Chairman (Principal Executive Officer), Trinity Tank Car, Inc.

September 15, 2014

Signature	Title	Date

/s/ William A. McWhirter William A. McWhirter

Chairman (Principal Executive Officer), Trinity Construction Materials, Inc.

Chairman (Principal Executive Officer), Trinity Marine Products, Inc.

Chairman (Principal Executive Officer), Trinity Parts & Components, LLC

Chairman (Principal Executive Officer), Trinity Structural Towers, Inc.

September 15, 2014

/s/ Gregory B. Mitchell Gregory B. Mitchell	President (Principal Executive Officer), Trinity Highway Products, LLC	September 15, 2014

/s/ Eric Marchetto Eric Marchetto

Executive Vice President and Chief Financial Officer (Principal Financial Officer), Trinity Industries Leasing Company

Executive Vice President and Chief Financial Officer (Principal Financial Officer), Trinity North American Freight Car, Inc.

Executive Vice President and Chief Financial Officer (Principal Financial Officer), Trinity Rail Group, LLC

Executive Vice President and Chief Financial Officer (Principal Financial Officer), Trinity Tank Car, Inc.

September 15, 2014

/s/ Reid Essl Reid Essl

Vice President (Principal Financial Officer), Trinity Construction Materials, Inc.

Vice President (Principal Financial Officer), Trinity Highway Products, LLC

Vice President (Principal Financial Officer), Trinity Marine Products, Inc.

Vice President (Principal Financial Officer), Trinity Parts & Components, LLC

Vice President (Principal Financial Officer), Trinity Structural Towers, Inc.

September 15, 2014

/s/ Mary E. Henderson Mary E. Henderson

Vice President (Principal Accounting Officer), Trinity Construction Materials, Inc.

Vice President (Principal Accounting Officer), Trinity Highway Products, LLC

Vice President (Principal Accounting Officer), Trinity Industries Leasing Company

Vice President (Principal Accounting Officer), Trinity Marine Products, Inc.

Vice President (Principal Accounting Officer), Trinity North American Freight Car, Inc.

Vice President (Principal Accounting Officer), Trinity Parts & Components, LLC

Vice President (Principal Accounting Officer), Trinity Rail Group, LLC

Vice President (Principal Accounting Officer), Trinity Structural Towers, Inc.

Vice President (Principal Accounting Officer), Trinity Tank Car, Inc.

September 15, 2014

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

1.1*	Underwriting Agreement.

2.1#	Purchase Agreement, dated as of June 26, 2014, by and among McKinley 2014 Acquisition LLC, Thomas & Betts Corporation and Thomas & Betts International, LLC.	8-K	001-06903	2.1	June 30, 2014

4.1	Form of Indenture, to be entered into between Trinity Industries, Inc. and Wells Fargo Bank, National Association, as trustee.					X

4.2	Certificate of Incorporation of Trinity Industries, Inc., as amended May 23, 2007.	10-K	001-06903	3.1	February 21, 2013

4.3	Bylaws of Trinity Industries, Inc., as amended September 10, 2014.	8-K	001-06903	99.2	September 12, 2014

4.4	Certificate of Incorporation of Trinity Construction Materials, Inc. (formerly Transit Mix Concrete Company and Transit Mix Concrete & Materials Company), as amended April 23, 2013.					X

4.5	Bylaws of Trinity Construction Materials, Inc. (formerly Transit Mix Concrete Company and Transit Mix Concrete & Materials Company), as amended November 15, 2001.					X

4.6	Certificate of Incorporation of Trinity Industries Leasing Company, dated as of December 22, 1987.	S-4	333-117526	3.5	July 21, 2004

4.7	Bylaws of Trinity Industries Leasing Company, as amended November 15, 2001.	S-4	333-117526	3.6	July 21, 2004

4.8	Certificate of Incorporation of Trinity Marine Products, Inc. (formerly, Trinity V, Inc.), as amended August 19, 1996.	S-4	333-117526	3.7	July 21, 2004

4.9	Bylaws of Trinity Marine Products, Inc. (formerly Trinity V, Inc.), as amended November 15, 2001.	S-4	333-117526	3.8	July 21, 2004

4.10	Certificate of Formation of Trinity Rail Group, LLC, dated as of December 26, 2001.	S-4	333-117526	3.9	July 21, 2004

4.11	Limited Liability Company Agreement of Trinity Rail Group, LLC, dated as of December 28, 2001.	S-4	333-117526	3.10	July 21, 2004

4.12	Certificate of Incorporation of Trinity Tank Car, Inc., dated as of October 25, 2001.	S-4	333-117526	3.13	July 21, 2004

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

4.13	Bylaws of Trinity Tank Car, Inc., dated as of May 14, 2004.					X

4.14	Certificate of Formation of Trinity Parts & Components, LLC (formerly Trinity Rail Components & Repair, Inc.), as amended December 20, 2006.					X

4.15	Limited Liability Company Agreement of Trinity Parts & Components, LLC (formerly Trinity Rail Components & Repair, Inc.), dated as of December 31, 2006.					X

4.16	Certificate of Incorporation of Trinity North American Freight Car, Inc. (formerly Thrall Trinity Freight Car, Inc. and Trinity North American Rail Car, Inc.), as amended December 20, 2006.					X

4.17	Bylaws of Trinity North American Freight Car, Inc. (formerly Thrall Trinity Freight Car, Inc. and Trinity North American Rail Car, Inc.), as amended January 28, 2008.					X

4.18	Certificate of Incorporation of Trinity Structural Towers, Inc., dated as of March 17, 2000.					X

4.19	Bylaws of Trinity Structural Towers, Inc., dated as of May 14, 2004.					X

4.20	Certificate of Formation of Trinity Highway Products, LLC (formerly Trinity Highway Safety Products, Inc.), as amended December 1, 2006.					X

4.21	Limited Liability Company Agreement of Trinity Highway Products, LLC (formerly Trinity Highway Safety Products, Inc.), dated as of November 16, 2006.					X

4.22	Specimen Common Stock Certificate of Trinity Industries, Inc.	S-8	333-159552	4.1	May 28, 2009

5.1	Opinion of Haynes and Boone, LLP					X

12.1	Computation of Ratio of Earnings to Fixed Charges.					X

23.1	Consent of Ernst & Young LLP.					X

23.2	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature pages hereto)					X

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for the Senior Notes due 2024.					X

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.
#	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Trinity Industries, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.